Exhibit 10.23
Executive Compensation Notification
Chairman of the Board, Chief Executive Officer and Co-Chief Operating Officers

Fiscal 2023 Compensation Program of Chairman of the Board, Chief Executive Officer and Co-Chief Operating Officers

Fiscal 2023 Base Salaries and Annual Incentive Bonus: The table below sets forth the fiscal 2023 base salaries and bonuses for Mr. Horton, Mr. Auld, Mr. Murray and Mr. Romanowski.

		Annual Base Salary	Annual Incentive Bonus
Name	Office	Fiscal 2023	Fiscal 2023
Donald R. Horton	Chairman of the Board	$1,000,000	See Below
David V. Auld	President and CEO	$700,000	See Below
Michael J. Murray	Executive Vice President and Co-COO	$500,000	See Below
Paul J. Romanowski	Executive Vice President and Co-COO	$500,000	See Below

Fiscal 2023 Annual Incentive Bonus: On November 1, 2022, the Compensation Committee approved performance-based goals for measuring short-term performance bonuses that may be earned by Mr. Horton, Mr. Auld, Mr. Murray and Mr. Romanowski during fiscal 2023. The fiscal 2023 performance goals were established under the Company’s 2018 Incentive Bonus Plan. The fiscal 2023 performance goals for Mr. Horton, Mr. Auld, Mr. Murray and Mr. Romanowski relates to achieving positive consolidated pre-tax income as set forth below.

Annual Incentive Bonus – Performance Related to Pre-Tax Income ("PTI Bonus"):

Mr. Horton. Under the fiscal 2023 incentive bonus program, Mr. Horton has the opportunity to earn the following performance-based bonus:

(1)Up to 0.20% of Pre-Tax Income of the Company for the six-month period ending March 31, 2023, and
(2)Up to 0.20% of Pre-Tax Income of the Company for the six-month period ending September 30, 2023,

provided, however, that for the fiscal year ending September 30, 2023, no more than (1) 0.20% of Pre-Tax Income for the year or (2) $14,000,000 in the aggregate, may be paid for the 2023 PTI Bonus.

PTI Bonus Cash and Stock Allocation: The total amount of the Fiscal 2023 PTI Bonus that may be paid in cash shall be limited to 50% of the total 2023 PTI Bonus and the remaining portion of the 2023 PTI Bonus will be paid/settled in fully vested common stock ("PTI Bonus Stock") granted under the Company's 2006 Equity Plan or other applicable authorized shares. Any PTI Bonus paid in cash or stock are subject to the overall caps or limits applicable to each individual discussed herein.

PTI Bonus Stock Holding Period: The net PTI Bonus Stock (after the payment and/or net withholding of common stock to cover all applicable taxes) received under the 2023 PTI Bonus shall have a holding period of two years ("PTI Stock Holding Period") from the end of the performance period (i.e., March 31 and September 30 of each fiscal year). PTI Bonus Stock received from the 2023 PTI Bonus may be transferred, gifted or sold within the Horton family holdings (including beneficial ownership holdings) for tax planning, estate planning or asset protection purposes and continue to satisfy the PTI Stock Holding Period requirement. The preceding sentence applies to any such transfers, gifts or sales to any and all persons, entities and/or trusts within the Horton family and holdings.

Mr. Auld. Under the fiscal 2023 incentive bonus program, Mr. Auld has the opportunity to earn the following performance-based bonus:

(1)Up to 0.20% of Pre-Tax Income of the Company for the six-month period ending March 31, 2023, and
(2)Up to 0.20% of Pre-Tax Income of the Company for the six-month period ending September 30, 2023,

provided, however, that for the fiscal year ending September 30, 2023, no more than (1) 0.20% of Pre-Tax Income for the year or (2) $14,000,000 in the aggregate, may be paid for the 2023 PTI Bonus.

PTI Bonus Cash and Stock Allocation: The total amount of the Fiscal 2023 PTI Bonus that may be paid in cash shall be limited to 50% of the total 2023 PTI Bonus and the remaining portion of the 2023 PTI Bonus will be paid/settled in fully vested common stock ("PTI Bonus Stock") granted under the Company's 2006 Equity Plan or other applicable authorized shares. Any PTI Bonus paid in cash or stock are subject to the overall caps or limits applicable to each individual discussed herein.

PTI Bonus Stock Holding Period: The net PTI Bonus Stock (after the payment and/or net withholding of common stock to cover all applicable taxes) received under the 2023 PTI Bonus shall have a holding period of two years ("PTI Stock Holding Period") from the end of the performance period (i.e., March 31 and September 30 of each fiscal year). PTI Bonus Stock received from the 2023 PTI Bonus may be transferred, gifted or sold within the Auld family holdings (including beneficial ownership holdings) for tax planning, estate planning or asset protection purposes and continue to satisfy the PTI Stock Holding Period requirement. The preceding sentence applies to any such transfers, gifts or sales to any and all persons, entities and/or trusts within the Auld family and holdings.

Mr. Murray. Under the fiscal 2023 incentive bonus program, Mr. Murray has the opportunity to earn the following performance-based bonus:

(1)Up to 0.10% of Pre-Tax Income of the Company for the six-month period ending March 31, 2023, and
(2)Up to 0.10% of Pre-Tax Income of the Company for the six-month period ending September 30, 2023,

provided, however, that for the fiscal year ending September 30, 2023, no more than (1) 0.10% of Pre-Tax Income for the year or (2) $10,000,000 in the aggregate, may be paid for the 2023 PTI Bonus.

Mr. Romanowski. Under the fiscal 2023 incentive bonus program, Mr. Romanowski has the opportunity to earn the following performance-based bonus:

(1)Up to 0.10% of Pre-Tax Income of the Company for the six-month period ending March 31, 2023, and
(2)Up to 0.10% of Pre-Tax Income of the Company for the six-month period ending September 30, 2023,

provided, however, that for the fiscal year ending September 30, 2023, no more than (1) 0.10% of Pre-Tax Income for the year or (2) $10,000,000 in the aggregate, may be paid for the 2023 PTI Bonus.

“Pre-Tax Income” shall mean income before income taxes, as publicly reported by the Company in its quarterly or annual financial statements, as applicable, prepared in accordance with generally accepted accounting principles. The financial statements shall mean the consolidated financial statements of the Company.

Performance Restricted Stock Units: On November 1, 2022, the Compensation Committee approved an award of performance restricted stock units (“Performance RSUs”) pursuant to the Company's 2006 Stock Incentive Plan, as amended and restated ("2006 Plan"), to the following executive officers and in the following amounts:

Name	Office	Target Number of Performance Restricted Stock Units
Donald R. Horton	Chairman of the Board	200,000
David V. Auld	President and CEO	200,000
Michael J. Murray	Executive Vice President and Co-COO	75,000
Paul J. Romanowski	Executive Vice President and Co-COO	75,000

The Performance RSUs relate to a three-year performance period beginning on October 1, 2022 and ending on September 30, 2025 (the “2025 Performance Period”). The Performance RSUs will vest if four performance goals are satisfied. The four performance goals are relative total shareholder return (“TSR”), relative return on investment (“ROI”), relative selling, general and administrative expense containment (“SG&A”) and relative gross profit (“GP”) (collectively, the “Performance Goals”). Each Performance Goal is weighted twenty-five percent (25%) of the target number of Performance RSUs. The target number of Performance RSUs may be increased to a maximum number of 400,000 for Mr. Horton, 400,000 for Mr. Auld, 150,000 for Mr. Murray and 150,000 for Mr. Romanowski upon maximum achievement of each of the four Performance Goals and decreased to a minimum number of zero upon minimum achievement of each of the four Performance Goals based on relative performance to the Company's peer group or the S&P 500 Index TSR, as applicable.

Additional terms related to the Compensation Programs herewithin are consistent with the programs previously reported by the Company in the Proxy Statement for the Annual Meeting held in January 2022.

Other Long-Term Benefits.
Mr. Horton, Mr. Auld, Mr. Murray and Mr. Romanowski may participate in two separate deferred compensation plans. The first plan allows the executive to make voluntary income deferrals. The second plan is a promise by the Company to pay benefits to the executive. If the executive is employed by the Company on the last day of the fiscal year (for example September 30, 2023), then the Company will establish a liability equal to 10% of his annual base salary as of the first day of the fiscal year (for example October 1, 2022). This liability will accrue earnings in future years at a rate established by the administrative committee.